Exhibit 99.1

Signature Group Holdings, Inc. Reports 2011 Results

SHERMAN OAKS, California – March 14, 2012 – Signature Group Holdings, Inc. (“Signature,” the “Company,” “we,” “us” or “our”) (OTCQB: SGGH) today reported results of operations for the year ended December 31, 2011.

Highlights:

•

Signature reduced its net loss by $26.7 million for the year ended December 31, 2011 to $12.8 million, or $0.11 per share, as compared to a $39.5 million net loss, or $0.41 per share, for the year ended December 31, 2010.

•	Signature utilized $23.9 million during 2011, consisting of $14.9 million in business acquisitions and the purchase of $9.0 million of debt instruments.

•	As of December 31, 2011, Signature had $52.6 million of cash and cash equivalents.

•	Signature became current with its periodic reporting requirements under the Securities Exchange Act of 1934, as amended.

Overview of Presentation

The presentation of the financial information in this earnings release will at times reflect our “continuing operations” and our “discontinued operations.” The Company’s “continuing operations” present the financial condition and results of operations for the assets, liabilities, businesses and operations that are consistent with Signature’s current business strategy. The Company’s “discontinued operations” present the financial condition and results of operations for the assets, liabilities, businesses and operations that were sold or discontinued by Fremont General Corporation, and its former subsidiary Fremont Investment & Loan, which was the Company’s name prior to its reorganization on June 11, 2010.

Results of Operations

Signature reported a $12.8 million net loss, or $0.11 per basic and diluted share, for the year ended December 31, 2011, as compared with a $39.5 million net loss, or $0.41 per basic and diluted share, for the year ended December 31, 2010. The Company’s total revenues together with other income increased for the year ended December 31, 2011 to $22.1 million from continuing operations and $6.5 million from discontinued operations, as compared with total revenues and other income of $0.4 million from continuing operations and $6.5 million from discontinued operations for the year ended December 31, 2010. Net loss from continuing operations and discontinued operations was $0.08 and $0.03 per basic and diluted share, respectively, for the year ended December 31, 2011, as compared with a net loss from continuing and discontinued operations of $0.26 and $0.15 per basic and diluted share, respectively, for the year ended December 31, 2010.

The $26.7 million decrease in our net loss in 2011 is primarily related to reductions in reorganization items and loss from discontinued operations, net of income taxes of $10.3 million and $10.5 million, respectively; increases in interest income from investments and loans receivable, net of $0.9 million; net income from North American Breaker Co., Inc. (“NABCO”) of $0.6 million; income tax benefit of $2.5 million; reduction in fair value of common stock warrant liability of $4.9 million; and gain on sale of land and buildings of $1.4 million; partially offset by an increase in professional fees of $2.6 million; and a $1.6 million loss from Cosmed, Inc. (“Cosmed”).

During 2011, we continued to execute our business strategy and utilized approximately $23.9 million through business acquisitions, purchases of debt securities and commercial loan purchases. Most notably, in July 2011, we acquired 100% of the common stock of privately-held NABCO for total purchase consideration of $36.9 million. NABCO is a national market leader in the supply of circuit breakers and related electrical components to wholesale distributors serving various commercial, industrial and residential customers. For the five months after acquisition, during the period ended December 31, 2011, NABCO generated net sales and Adjusted EBITDA of $14.2 million and $3.4 million, respectively. On a pro forma basis, we estimate that NABCO would have generated approximately $8.3 million in Adjusted EBITDA for the year ended December 31, 2011. Adjusted EBITDA is defined and reconciled to net earnings beginning on page 8 of this press release. We acquired NABCO for a purchase price multiple of approximately 4.5 times pro forma 2011 Adjusted EBITDA. Craig Noell, our Chief Executive Officer, commented, “We are excited about NABCO’s strong earnings since acquisition and are very pleased to own a company of this caliber, which is an important component in our strategy to identify and enter new businesses that will return the Company to profitability. We believe NABCO represents an extraordinary opportunity for Signature to realize significant long-term earnings and cash flow, with limited capital at risk.”

In 2011, we purchased $14.2 million in face value of corporate bonds and senior secured debt for $9.0 million. Annual cash yields on the corporate bonds range from 11.00% to 13.25%. The acquired senior secured debt has provided cash returns of 5.75% and, as a result of the discounted purchase price, an overall yield of 13.98%. As a result of these transactions occurring throughout the year, the average net carrying value of interest earning assets during the year ended December 31, 2011 was $7.7 million.

Items impacting comparability of results from continuing operations:

In 2011, continuing operations included the results of operations from NABCO and Cosmed, which provided combined revenues of $15.2 million and operating expenses of $15.9 million, including $1.5 million of intangible asset amortization. We acquired these businesses in 2011; and, therefore, no comparable revenues and expenses are included in the 2010 results from continuing operations.

Selected other financial data from continuing operations:

Interest income increased $0.8 million in 2011 to $1.2 million as compared to $0.4 million reported in 2010. The increase is primarily the result of increases in average interest earning assets, offset by a substantial reduction in cash and cash equivalents. In 2011, average interest earning assets were $7.7 million as compared to $0.8 million in 2010. Accordingly, interest income increased from $0.2 million in 2010, to $1.2 million in 2011. Interest income on cash and cash equivalents decreased $0.1 million in 2011, to $47 thousand.

Other income (expense) increased in 2011 by $6.1 million to $5.6 million of income as compared to a $0.5 million expense in 2010, due primarily to changes in the fair value of common stock warrant liability and gain on sale of land and buildings of $4.9 million and $1.4 million, respectively.

Income tax benefit increased to $2.6 million in 2011 from zero in 2010 is primarily the result of deferred tax liabilities established in the NABCO business combination, which allowed us to relieve $2.7 million of our fully-reserved deferred tax assets. As of December 31, 2011, our estimated federal net operating loss carryforward (“NOL”) is $889.9 million and our estimated California NOL is $976.9 million.

Results of discontinued operations:

Signature’s discontinued operations reported a loss, net of income taxes, of $3.5 million in 2011, a $10.5 million decrease from the $14.1 million loss, net of income taxes reported in 2010. The decrease in net loss is primarily due to decreases in selling, general and administrative expenses and compensation expense of $4.9 million and $5.4 million, respectively.

About Signature Group Holdings, Inc.

Signature is a diversified business and financial services enterprise with principal holdings in cash, other financial assets, and operating subsidiaries. Signature acquires controlling ownership interests in profitable operating subsidiaries to generate long-term cash flows and provide for growth of the Company. Signature’s lending business provides secured debt financing to middle market companies and opportunistically acquires corporate bank debt, bonds, trade claims and other structured debt instruments. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

Source

Signature Group Holdings, Inc.

Contact

Signature Group Holdings, Inc. Investor Relations

(805) 435-1255

invrel@signaturegroupholdings.com

(Tables to follow)

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Signature Group Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2011	2010
ASSETS
Cash and cash equivalents	$52,439	$70,424
Investment securities, available for sale	4,991	2,184
Loans receivable, net	3,750	1,967
Trade and other receivables, net	4,112	198
Inventories, net	8,681	—
Income taxes receivable	581	797
Intangible assets, net	6,978	—
Goodwill	18,180	—
Other assets	1,826	2,713
Assets of discontinued operations	41,400	57,261

TOTAL ASSETS	$142,938	$135,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Lines of credit	$5,116	$—
Accrued expenses and other liabilities	5,836	2,033
Contingent consideration	3,597	—
Long-term debt	51,613	39,000
Common stock warrant liability	1,403	5,700
Liabilities of discontinued operations	11,536	15,090

TOTAL LIABILITIES	79,101	61,823
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value; 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 190,000,000 shares authorized; 117,431,856 and 112,104,768 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	1,151	1,118
Additional paid-in capital	446,805	444,103
Accumulated deficit	(384,315)	(371,541)
Accumulated other comprehensive income	196	41

TOTAL SHAREHOLDERS’ EQUITY	63,837	73,721

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$142,938	$135,544

Signature Group Holdings, Inc.

Consolidated Statements of Operations

(Unaudited)

	Year Ended December 31,
(Dollars in thousands, except per share amounts)	2011	2010
Revenues:
Net sales	$15,281	$—
Interest	1,214	353

Total revenues	16,495	353
Expenses:
Cost of goods sold	9,985	—
Selling, general and administrative	5,214	4,209
Interest	3,882	4,057
Amortization of intangibles	1,533	—
Compensation	5,706	2,009
Professional fees	6,229	3,134

Total expenses	32,549	13,409
Other income (expense):
Change in fair value of common stock warrant liability	4,297	(595)
Other income	1,324	86

Total other income (expense)	5,621	(509)
Loss from continuing operations before reorganization items, net and income taxes	(10,433)	(13,565)
Reorganization items, net	1,540	11,868

Loss from continuing operations before income taxes	(11,973)	(25,433)
Income tax benefit	(2,628)	—

Loss from continuing operations	(9,345)	(25,433)
Loss from discontinued operations, net of income taxes	(3,529)	(14,052)

Net loss	(12,874)	(39,485)
Loss attributable to noncontrolling interest	(100)	—

Net loss attributable to Signature Group Holdings, Inc.	$(12,774)	$(39,485)

LOSS PER SHARE:
Basic and diluted:
Loss from continuing operations	$(0.08)	$(0.26)
Loss from discontinued operations, net of income taxes	(0.03)	(0.15)

Net loss attributable to Signature Group Holdings, Inc.	$(0.11)	$(0.41)

Signature Group Holdings, Inc.

Segment Balance Sheets

December 31, 2011

(Unaudited)

	Continuing Operations
(Dollars in thousands)	Signature Special Situations	NABCO	Cosmed	Corporate and Other	Eliminations	Total	Discontinued Operations
Cash and cash equivalents	$2,316	$2,168	$83	$47,872	$—	$52,439	$117
Investment securities, available for sale	4,991	—	—	—	—	4,991	2,051
Loans receivable, net	1,877	—	—	1,873	—	3,750	1,861
Trade and other receivables, net	—	4,073	13	26	—	4,112	—
Inventories	—	7,752	929	—	—	8,681	—
Income taxes receivable	—	(2,077)	—	3,578	(920)	581	—
Goodwill	—	17,780	400	—	—	18,180	—
Intangible assets, net	—	6,708	270	—	—	6,978	—
Loans held for sale, net	—	—	—	—	—	—	32,700
Commercial real estate investments	—	—	—	—	—	—	231
Real estate owned, net	—	—	—	—	—	—	3,966
Intercompany receivable	5,165	14	—	10,931	(16,110)	—	—
Other assets	408	933	40	445	—	1,826	474

Total assets	$14,757	$37,351	$1,735	$64,725	$(17,030)	$101,538	$41,400

Lines of credit	$—	$5,116	$—	$—	$—	$5,116	$—
Contingent consideration	—	3,597	—	—	—	3,597	—
Long-term debt	—	12,613	—	39,000	—	51,613	—
Common stock warrant liability	—	—	—	1,403	—	1,403	—
Repurchase reserve	—	—	—	—	—	—	8,500
Intercompany payable	9,302	4,102	2,193	605	(16,202)	—	—
Accrued expenses and other liabilities	109	3,077	174	3,396	(920)	5,836	3,036

Total liabilities	$9,411	$28,505	$2,367	$44,404	$(17,122)	$67,565	$11,536

Signature Group Holdings, Inc.

Segment Income Statements

Year ended December 31, 2011

(Unaudited)

	Continuing Operations
(Dollars in thousands)	Signature Special Situations	NABCO	Cosmed	Corporate and Other	Eliminations	Total	Discontinued Operations	Total
Net sales	$—	$14,158	$1,123	$—	$—	$15,281	$—	$15,281
Interest	995	—	—	716	(497)	1,214	4,415	5,629
Gain on loans held for sale	—	—	—	—	—	—	1,921	1,921
Other, net	—	—	—	—	—	—	128	128

Total revenues	995	14,158	1,123	716	(497)	16,495	6,464	22,959
Cost of goods sold	—	8,890	1,095	—	—	9,985	—	9,985
Selling, general and administrative	—	636	814	3,764	—	5,214	1,963	7,177
Interest	—	645	224	3,510	(497)	3,882	—	3,882
Amortization of intangibles	—	1,428	105	—	—	1,533	—	1,533
Compensation	—	1,051	520	4,135	—	5,706	1,006	6,712
Professional fees	—	428	97	5,704	—	6,229	6,930	13,159

Total expenses	—	13,078	2,855	17,113	(497)	32,549	9,899	42,448
Other income (expense)	(59)	(119)	—	5,799	—	5,621	—	5,621

Earnings (loss) before reorganization items, net and income taxes	936	961	(1,732)	(10,598)	—	(10,433)	(3,435)	(13,868)
Reorganization items, net	—	—	—	1,540	—	1,540	—	1,540

Earnings (loss) before income taxes and loss attributable to noncontrolling interest	936	961	(1,732)	(12,138)	—	(11,973)	(3,435)	(15,408)
Income tax expense (benefit)	35	365	—	(3,028)	—	(2,628)	94	(2,534)

Net earnings (loss)	901	596	(1,732)	(9,110)	—	(9,345)	(3,529)	(12,874)
Loss attributable to noncontrolling interest	—	—	(100)	—	—	(100)	—	(100)

Net earnings (loss) attributable to Signature Group Holdings, Inc.	$901	$596	$(1,632)	$(9,110)	$—	$(9,245)	$(3,529)	$(12,774)

Signature Group Holdings, Inc.

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

Adjusted EBITDA is not a measure computed in accordance with generally accepted accounting principles (“GAAP”). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the balance sheets, statements of operations, or statements of cash flows (or equivalent statements); or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented.

Adjusted EBITDA is presented and discussed in this news release because management believes it enhances understanding by investors and lenders of the Company’s financial performance. As a complement to financial measures provided in accordance with GAAP, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. Because Adjusted EBITDA is not a measure computed in accordance with GAAP, it is not intended to be presented herein as a substitute for net income as an indicator of the Company’s operating performance. Adjusted EBITDA is one of the primary performance measurements used by our senior management and our Board of Directors to evaluate operating results.

We calculate Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization (“EBITDA”), which is then adjusted to remove or add back certain items. These items are identified below in the reconciliation of Adjusted EBITDA to Net Income, the GAAP measure most directly comparable to Adjusted EBITDA. As shown in the table below, there was one transaction-related adjustment to EBITDA for the period from the acquisition date to December 31, 2011. There were additional adjustments we made to remove the effects of expenses included in NABCO’s operating results prior to the acquisition date related to one-time transaction expenses, profit sharing expenses and other non-operating expenses.

Our calculation of Adjusted EBITDA may be different from the calculation used by other companies; therefore, it may not be comparable to other companies.

The following table presents our reconciliation of NABCO’s Adjusted EBITDA to Net Income:

	Pre-acquisition	Post-acquisition	Pro Forma
(Dollars in thousands)	Seven months ended July 29, 2011	Five months ended December 31, 2011	Year ended December 31, 2011
NABCO net earnings	$4,334	$596	$4,930
Plus:
Interest	14	645	659
Income tax expense	108	365	473
Depreciation	29	29	58
Amortization of intangibles and other purchase accounting adjustments	—	1,643	1,643
Change in fair value of contingent consideration	—	119	119

EBITDA	4,485	3,397	7,882
Adjustments:
Sale transaction expenses	150	50	200
Profit sharing	27	—	27
Other non-operating expenses	205	—	205

Adjusted EBITDA	$4,867	$3,447	$8,314